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                                                                    EXHIBIT 99.1

[WEATHERFORD LOGO]                                                  NEWS RELEASE


                WEATHERFORD REPORTS RECORD THIRD QUARTER EARNINGS
                      OF $60.2 MILLION, OR $0.49 PER SHARE


HOUSTON, October 24, 2001 - - Weatherford International, Inc. (NYSE: WFT) today reported third quarter diluted earnings per share of $0.49 ($60.2 million), a 158 percent improvement over diluted earnings per share in last year's third quarter of $0.19 ($21.5 million). Revenues for the third quarter were $608.6 million, representing a 32 percent increase over the $462.2 million reported last year. Operating income for the quarter was $116.2 million, 158 percent higher than the prior year.

     Weatherford's performance reflected worldwide gains across the breadth of the Company's product and service offerings. On a year over year basis, revenue growth of 76 percent in international markets exceeded a rig activity increase of 9 percent. In North America, revenue growth of 36 percent also exceeded the change in rig activity of 21 percent. Sequentially, international revenues grew 6 percent in essentially a flat market. In North America, business improved 7 percent sequentially against the backdrop of a 5 percent increase in rig activity. In addition, revenue growth for new technologies, on a sequential basis, rose 7 percent.

     For the first nine months of 2001, Weatherford's diluted earnings per share were $1.32 ($160.1 million), a 230 percent improvement over last year's nine months earnings per share from continuing operations of $0.40 ($44.7 million). Revenues for the nine-month period were $1.7 billion, 33 percent higher than the prior year.

DRILLING & INTERVENTION SERVICES

Revenues for Weatherford's Drilling & Intervention Services division were $363.3 million, 61 percent higher than the prior year and 7 percent higher than the preceding quarter. Operating



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income was $89.8 million, up 119 percent from the prior year and 6 percent from the second quarter. EBITDA was $127.8 million, up 90 percent from the prior year and 7 percent from the preceding quarter.

     On a sequential basis, improvement occurred across all service and product lines. Revenues for Underbalanced Systems increased 8 percent sequentially. North American and international revenues increased 4 percent and 11 percent, respectively. The division's sequential incremental EBITDA margin was 34 percent.

COMPLETION SYSTEMS

Revenues for Weatherford's Completion Systems division were $86.8 million in the third quarter, 53 percent above the prior year and flat versus the preceding quarter. Operating income was $7.2 million, versus $0.7 million last year, and was 4 percent below the preceding quarter. EBITDA of $15.6 million was 111 percent higher than the prior year and 8 percent higher than the second quarter.

     Sequentially, Completion revenues increased 14 percent in North America. International revenues fell 10 percent reflecting project deliveries delayed to the next quarter. Expandables were similarly affected by project delays. On October 10, Weatherford announced a two-year supply agreement with Shell International for $160 million of expandable sand control products over the next two years.

ARTIFICIAL LIFT SYSTEMS

Weatherford's Artificial Lift Systems division revenues in the third quarter were $158.5 million, 32 percent higher than the prior year and 7 percent better than the preceding quarter. Operating income was $22.2 million, 110 percent higher than the prior year and 9 percent better than the second quarter. EBITDA of $29.5 million was 69 percent better than the prior year and 8 percent above the level of the preceding quarter.


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     Sequentially, Artificial Lift Systems' performance reflected gains in its reciprocating and progressing cavity pumping product lines. North American revenues rose 9 percent and international revenues increased 4 percent on a sequential basis. The division's sequential incremental EBITDA margin was 21 percent.

     Houston-based Weatherford International, Inc. (http://www.weatherford.com) is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 13,000 people worldwide.

                                      # # #

Contact:
Don Galletly               (713) 693-4148

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford International, Inc.'s future results and prospects for its operations, integration of recent acquisitions and business trends, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Weatherford International, Inc.'s Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand and pricing of Weatherford's products, the ability to achieve the anticipated synergies and savings from the integration of recent acquisitions and other cost reduction measures, and the effect of foreign currency fluctuations. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

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                         WEATHERFORD INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)


                                                                          Three Months Ended               Nine Months Ended
                                                                             September 30,                   September 30,
                                                                     ----------------------------    ----------------------------
                                                                         2001            2000            2001            2000
                                                                     ------------    ------------    ------------    ------------
Net Revenues:
    Drilling and Intervention Services                               $    363,293    $    225,720    $    986,197    $    619,997
    Completion Systems                                                     86,838          56,656         247,807         150,821
    Artificial Lift Systems                                               158,490         119,910         446,836         340,181
    Compression Services                                                       --          59,884          26,939         168,401
                                                                     ------------    ------------    ------------    ------------
                                                                          608,621         462,170       1,707,779       1,279,400
                                                                     ------------    ------------    ------------    ------------
Operating Income (Loss):
    Drilling and Intervention Services                                     89,760          41,046         244,803         109,060
    Completion Systems                                                      7,220             731          18,561          (8,779)
    Artificial Lift Systems                                                22,217          10,570          58,443          27,420
    Compression Services                                                       --           1,559            (597)          4,789
    Equity in Earnings                                                      6,947             677          14,708           2,460
    Corporate Expenses                                                     (9,984)         (9,574)        (29,650)        (27,383)
                                                                     ------------    ------------    ------------    ------------
                                                                          116,160          45,009         306,268         107,567
Other Income (Expense):
    Other, Net                                                               (891)          4,901             951           8,974
    Interest Expense                                                      (19,958)        (15,818)        (53,602)        (45,360)
                                                                     ------------    ------------    ------------    ------------
Income Before Income Taxes                                                 95,311          34,092         253,617          71,181
Provision for Income Taxes                                                (34,789)        (12,442)        (92,683)        (25,626)
                                                                     ------------    ------------    ------------    ------------
Income Before Minority Interest                                            60,522          21,650         160,934          45,555
Minority Interest Expense, Net of Taxes                                      (341)           (127)           (807)           (835)
                                                                     ------------    ------------    ------------    ------------
Net Income from Continuing Operations                                      60,181          21,523         160,127          44,720
Loss from Discontinued Operations, Net of Taxes                                --              --              --          (3,458)
                                                                     ------------    ------------    ------------    ------------
Net Income                                                           $     60,181    $     21,523    $    160,127    $     41,262
                                                                     ============    ============    ============    ============

Basic Earnings Per Share:
    Income from Continuing Operations                                $       0.52    $       0.20    $       1.42    $       0.41
    Loss from Discontinued Operations                                          --              --              --           (0.03)
                                                                     ------------    ------------    ------------    ------------
    Net Income  Per Share                                            $       0.52    $       0.20    $       1.42    $       0.38
                                                                     ============    ============    ============    ============
    Basic Weighted Average Shares Outstanding                             115,068         109,792         113,093         109,147
                                                                     ============    ============    ============    ============

Diluted Earnings Per Share(1):
    Income from Continuing Operations                                $       0.49    $       0.19    $       1.32    $       0.40
    Loss from Discontinued Operations                                          --              --              --           (0.03)
                                                                     ------------    ------------    ------------    ------------
    Net Income Per Share                                             $       0.49    $       0.19    $       1.32    $       0.37
                                                                     ============    ============    ============    ============
    Diluted Weighted Average Shares Outstanding                           135,081         114,500         131,826         112,908
                                                                     ============    ============    ============    ============

Other Information:
   Cash Earnings Per Diluted Share from Continuing Operations        $       0.56    $       0.26    $       1.53    $       0.61
                                                                     ============    ============    ============    ============
   Depreciation and Amortization:
    Drilling and Intervention Services                               $     38,064    $     26,288    $    100,491    $     77,280
    Completion Systems                                                      8,368           6,660          22,314          19,257
    Artificial Lift Systems                                                 7,263           6,859          21,061          19,373
    Compression Services                                                       --           9,636           4,184          28,012
    Other                                                                   1,763             839           4,795           2,417
                                                                     ------------    ------------    ------------    ------------
                                                                     $     55,458    $     50,282    $    152,845    $    146,339
                                                                     ============    ============    ============    ============


(1) Diluted earnings per share for the three and nine months ended September 30, 2001, equals net income plus net interest and amortization expense on the Debentures, divided by the weighted average common shares outstanding, after giving effect to dilutive stock options, as well as the weighted average impact of shares assumed to be issued on conversion of the Debentures.